                                                      Exhibit (21)-1
                                                      Unicom Corporation
                                                      Form 10-K File No. 1-11375



                              Unicom Corporation
                          Subsidiaries of the Company
                          ---------------------------


                                                                      State or
                                                                    Jurisdiction
                                                                      in Which
                    Name                                            Incorporated
------------------------------------------------                    ------------
Commonwealth Edison Company                                         Illinois
  Commonwealth Edison Company of Indiana, Inc.                      Indiana
  ComEd Financing I                                                 Delaware
  ComEd Financing II                                                Delaware
  Commonwealth Research Corporation                                 Illinois
  Concomber, Ltd.                                                   Bermuda
  Cotter Corporation                                                New Mexico
  Edison Development Company                                        Delaware
  Edison Development Canada Inc.                                    Canada
Unicom Enterprises Inc.                                             Illinois
  Unicom Thermal Technologies Inc.                                  Illinois
  Unicom Thermal Technologies Boston Inc.                           Delaware
  Unicom Thermal Technologies North America Inc.                    Delaware
  Unicom Technology Development Inc.                                Illinois
Unicom Resources Inc.                                               Illinois